Filed pursuant to Rule 433

Registration Statement Nos. 333-216372 and 333-216372-01

CitiFirst Offerings Brochure for Citi Personal Wealth Management November 2018

2	CitiFirst Offerings Brochure | November 2018

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | November 2018 Introduction to CitiFirst Investments CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity: CitiFirst Protection Full principal amount due at maturity Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments CitiFirst Performance Payment due at maturity may be less than the principal amount Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection CitiFirst Opportunity Payment due at maturity may be zero Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering. CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube: Equities Commodities Currencies Rates Alternative Investments For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows: Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

CitiFirst Offerings Brochure | November 2018Buffer Securities Based on the Shares of the SPDR® Dow Jones® Industrial Average ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of the SPDR® Dow Jones® Industrial Average ETF Trust (ticker symbol: “DIA”) (the “underlying share issuer” or “ETF”) Stated principal amount: $1,000 per security Pricing date: November , 2018 (expected to be November 27, 2018) Issue date: November , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information Valuation date: November , 2023 (expected to be November 27, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: November , 2023 (expected to be November 30, 2023) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final share price is greater than the initial share price: $1,000 + the upside return amount • If the final share price is equal to the initial share price or less than the initial share price by an amount less than or equal to the buffer amount: $1,000 • If the final share price is less than the initial share price by an amount greater than the buffer amount: ($1,000 x the share performance factor) + $100.00 If the underlying shares depreciate from the initial share price to the final share price by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial share price: $ , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Share percent increase: The final share price minus the initial share price, divided by the initial share price Share performance factor: The final share price divided by the initial share price Upside return amount: $1,000 x the share percent increase x the upside participation rate Upside participation rate: 110.00% to 120.00%. The actual upside participation rate will be determined on the pricing date. Buffer amount: 10.00% Listing: The securities will not be listed on any securities exchange CUSIP: 17326YAJ5 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | November 2018 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity-linked investment A risk-adjusted equity complement A holding period of approximately five years The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | November 2018 Enhanced Barrier Digital Plus Securities Based on the Shares of the SPDR® S&P 500® ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of the SPDR® S&P 500® ETF Trust (ticker symbol: “SPY”) (the “underlying share issuer” or “ETF”) Stated principal amount: $1,000 per security Pricing date: November , 2018 (expected to be November 27, 2018) Issue date: November , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information Valuation date: November , 2023 (expected to be November 27, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: November , 2023 (expected to be November 30, 2023) Payment at maturity: At maturity, for each $1,000 stated principal amount security you then hold, you will receive the following: • If the final share price is greater than or equal to the barrier price: $1,000 + the greater of (i) the fixed return amount and (ii) $1,000 x the share percent increase • If the final share price is less than the barrier price: A number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) If the final share price is less than the barrier price, you will receive underlying shares (or, in our sole discretion, cash) worth less than 80.00% of the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial share price: $ , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Fixed return amount: $170.00 to $200.00 per security (17.00% to 20.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final share price is greater than or equal to the barrier price. Equity ratio: , the stated principal amount divided by the initial share price, subject to anti-dilution adjustments for certain corporate events Share percent increase: The final share price minus the initial share price, divided by the initial share price Barrier price: $ , 80.00% of the initial share price Listing: The securities will not be listed on any securities exchange CUSIP: 17324XJD3 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | November 2018 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity-linked investment A risk-adjusted equity complement A holding period of approximately five years The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | November 2018 Enhanced Barrier Digital Plus Securities Linked to the iShares® MSCI Emerging Markets ETF Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: iShares® MSCI Emerging Markets ETF Stated principal amount: $1,000 per security Pricing date: November 26, 2018 Issue date: November 29, 2018 Valuation date: November 26, 2021, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: December 1, 2021 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value is greater than or equal to the barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return, subject to the maximum return at maturity • If the final underlying value is less than the barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value) If the final underlying value is less than the barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and possibly all, of your investment. Initial underlying value: , the closing value of the underlying on the pricing date Barrier value: , 75% of the initial underlying value Final underlying value: The closing value of the underlying on the valuation date Equity ratio: , the stated principal amount divided by the initial underlying value Digital return amount: $100 per security (representing a digital return equal to 10% of the stated principal amount). You may receive the digital return amount only if the final underlying value is greater than or equal to the barrier value. Maximum return at maturity: $300 to $330 per security (30% to 33% of the stated principal amount) (to be determined on the pricing date). The payment at maturity per security will not exceed $1,000 plus the maximum return at maturity. Underlying return: (i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17324XHF0 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | November 2018 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity-linked investment A risk-adjusted equity complement A holding period of approximately three years The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | November 2018 Autocallable Securities Linked to the Worst Performing of the SPDR® Dow Jones® Industrial AverageSM ETF Trust and the Invesco QQQ TrustSM, Series 1 Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Underlying Initial underlying value* Trigger value** Equity ratio*** SPDR® Dow Jones® Industrial AverageSM ETF Trust $ $ Invesco QQQ TrustSM, Series 1 $ $ * For each underlying, its closing value on the pricing date ** For each underlying, 80% of its initial underlying value *** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $1,000 per security Pricing date: November 20, 2018 Issue date: November 26, 2018 Valuation dates: November 20, 2019, February 20, 2020, May 20, 2020, August 20, 2020, November 20, 2020, February 22, 2021, May 20, 2021, August 20, 2021 and November 22, 2021 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, November 26, 2021 Premium: The premium applicable to each valuation date will be determined on the pricing date and will be within the range indicated below. The premium may be significantly less than the appreciation of any underlying from the pricing date to the applicable valuation date. • November 20, 2019: 7.000% to 7.500% of the stated principal amount • February 20, 2020: 8.750% to 9.375% of the stated principal amount • May 20, 2020: 10.500% to 11.250% of the stated principal amount • August 20, 2020: 12.250% to 13.125% of the stated principal amount • November 20, 2020: 14.000% to 15.000% of the stated principal amount • February 22, 2021: 15.750% to 16.875% of the stated principal amount • May 20, 2021: 17.500% to 18.750% of the stated principal amount • August 20, 2021: 19.250% to 20.625% of the stated principal amount • November 22, 2021: 21.000% to 22.500% of the stated principal amount For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | November 2018 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity, for each security you then hold: • If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its trigger value: $1,000 + the premium applicable to the final valuation date • If the final underlying value of the worst performing underlying on the final valuation date is less than its trigger value: a fixed number of underlying shares of the worst performing underlying equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its trigger value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and possibly all, of your investment. Final underlying value: For each underlying, its closing value on the final valuation date Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any valuation date prior to the final valuation date, the closing value of the worst performing underlying on that valuation date is greater than or equal to its initial underlying value, the securities will be automatically redeemed on the fifth business day immediately following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any valuation date prior to the final valuation date, they will cease to be outstanding and you will not receive the premium applicable to any later valuation date. Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value divided by (ii) its initial underlying value Worst performing underlying: For any valuation date, the underlying with the lowest underlying return determined as of that valuation date Listing: The securities will not be listed on any securities exchange CUSIP: 17324XKV1 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity-linked investment A risk-adjusted equity complement A holding period of approximately three years The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | November 2018 General Overview of Investments CitiFirst Protection Investments Investments Maturity Risk Profile* Return* Contingent Absolute Return MLDs/Notes 1-2 Years Full principal amount due at maturity If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero Contingent Upside Participation MLDs/Notes 1-5 Years Full principal amount due at maturity If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero Minimum Coupon Notes 3-5 Years Full principal amount due at maturity If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon Market-Linked Notes/ Deposits & Safety First Trust Certificates 3-7 Years Full principal amount due at maturity The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; the maximum return is capped CitiFirst Performance Investments Investments Maturity Risk Profile* Return* ELKS® 6-13 Months Payment at maturity may be less than the principal amount A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlying at maturity Buffer Notes 1-5 Years Payment at maturity may be less than the principal amount If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount CoBas/PACERSSM 1-5 Years Payment at maturity may be less than the principal amount If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero LASERSSM 1-5 Years Payment at maturity may be less than the principal amount If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero CitiFirst Opportunity Investments Investments Maturity Risk Profile* Return* Upturn Notes 1-2 Years Payment at maturity may be zero If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying Fixed Upside Return Notes 1-2 Years Payment at maturity may be zero If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying Strategic Market Access Notes 3-4 Years Payment at maturity may be zero The return on the investment equals the return of a unique index created by Citi *All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

CitiFirst Offerings Brochure | November 2018 Important Information for the Monthly Offerings Investment Information The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. SEC Registered (Public) Offerings Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-216372 and 333-216372-01 Issuer’s CIK on the SEC Website: 0000200245 Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Market-Linked Certificates of Deposit The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

CitiFirst Offerings Brochure | November 2018 Overview of Key Benefits and Risks of CitiFirst Investments Benefits Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof. Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns. Risks The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment. Potential for Loss The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer’s credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment. The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment. Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index. Issuer Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments, including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer. Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her original investment upon any resale of the investment. Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive. Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity. Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment. The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment. Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

CitiFirst Offerings Brochure | November 2018 Additional Considerations Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment. The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. Tax Disclosure Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. ERISA and IRA Purchases Prohibited Employee benefit plans subject to ERISA, retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) and entities the assets of which are deemed to constitute the assets of such plans are not permitted to purchase structured investments. Distribution Limitations and Considerations This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular: WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice. This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph. WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless: (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or (iii) the transfer is by operation of law.

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